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                                  EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT





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                                  EXHIBIT 21.1

                      SUBSIDIARIES OF SIGMA DESIGNS, INC.


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
                                                       JURISDICTION
            NAME AND ADDRESS                         OF INCORPORATION
- ---------------------------------------        ---------------------------


 Sigma Designs Imaging Systems, Inc.                    California
 (formerly known as DocuPoint, Inc.)
 46515 Landing Parkway
 Fremont, CA 46538


 Sigma Designs International, Inc.                         Guam
 134 Soldad Avenue
 Bank of Hawaii Building
 Suite 401
 Agana, Guam 96911


 Sigma Designs (Asia) Ltd.                              Hong Kong
 Unit 3503, Metroplaza Tower 2
 223 Hing Fong Road
 Kwai Fong
 Hong Kong

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